UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2017

Patheon N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-37837	98-1153534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Evert van de Beekstraat 104

1118, CN, Amsterdam Schiphol

The Netherlands

(Address of Registrant’s Principal Executive Offices and Zip Code)

+31 (0)20 622 3243

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

On August 29, 2017, in connection with the Offer Closing (as defined below), Patheon Holdings I B.V. (f/k/a DPx Holdings B.V. and JLL/Delta Dutch Newco B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Parent Borrower”), terminated the commitments and repaid in full the outstanding principal amounts under the Credit Agreement, dated as of March 11, 2014, among the Parent Borrower, Credit Suisse AG, Cayman Islands Branch (as successor to UBS AG, Stamford Branch), as Administrative Agent, and the other parties thereto (as amended from time to time, the “Credit Agreement”), together with all accrued interest and fees and expenses thereunder. In connection with such repayment and commitment termination, all guarantees of obligations under the Credit Agreement, and all liens and security interests securing such obligations, were released and terminated.

On August 29, 2017, in connection with the Offer Closing, the Parent Borrower redeemed in full its outstanding $450 million in aggregate principal amount of 7.50% Senior Notes due 2022 (the “Notes”), pursuant to the indenture dated as of February 5, 2014 among the Parent Borrower, Wells Fargo Bank, National Association, as trustee, and the guarantors party thereto, at 105.625% of aggregate principal amount, together with all accrued interest and fees and expenses thereunder. In connection with such redemption and commitment termination, all guarantees of obligations under the Notes were released and terminated. Other than the requirement to prepay the Notes at 105.625% of aggregate principal amount, there were no material prepayment fees or termination penalties in connection with redemption of the Notes.

In addition, on August 29, 2017, upon the consummation of the Offer Closing, the Shareholders’ Agreement, dated July 20, 2016 (the “Shareholders’ Agreement”), among Patheon N.V. (“Patheon”), JLL Patheon Co-Investment Fund, L.P., Koninklijke DSM N.V. (“DSM”) and the other shareholders party thereto terminated automatically in accordance with its terms.

On August 29, 2017, upon the consummation of the Offer Closing, the Biologics Agreement, dated January 29, 2016, among Patheon Holdings Coöperatief U.A., JLL Patheon Co-Investment Fund, L.P., DSM and JLL/DSM Patheon Holdings, L.P. (the “Biologics Agreement”) was terminated in exchange for payment by Patheon to DSM of $37,900,000, representing the accrued liability in respect of the earnout payment described therein.

There were no material prepayment fees or termination penalties in connection with the termination of the Credit Agreement, the Shareholders’ Agreement or the Biologics Agreement.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 15, 2017, Patheon, Thermo Fisher Scientific Inc. (“Thermo Fisher”) and Thermo Fisher (CN) Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Thermo Fisher (“Purchaser”) entered into a Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”). In accordance with the terms of the Purchase Agreement, Purchaser commenced a tender offer to acquire all of the issued and outstanding ordinary shares, par value €0.01 per share, of Patheon (the “Shares”) at a purchase price of $35.00 per Share, less any applicable withholding taxes and without interest to the holders thereof, payable in cash (the “Offer Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 31, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”). The Offer to Purchase and the Letter of Transmittal were filed as Exhibits (a)(1)(A) and (a)(1)(B) to the Schedule 14D-9 filed by Patheon with the Securities and Exchange Commission (the “SEC”) on May 31, 2017 (as amended and supplemented from time to time). The Offer is described in a Tender Offer Statement on Schedule TO filed with the SEC on May 31, 2017 by Purchaser and Thermo Fisher (as amended or supplemented from time to time, the “Schedule TO”).

The Offer expired at 5:00 p.m., New York City time, on August 28, 2017 (the “Expiration Time”).  American Stock Transfer & Trust Company LLC, in its capacity as depositary for the Offer (the “Depositary”), has advised Thermo Fisher that a total of 138,406,058 Shares, representing approximately 95.3% of the outstanding Shares, were validly tendered and not properly withdrawn (excluding 176,509 Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) pursuant to the Offer as of the Expiration Time. On August 29, 2017, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn prior to the Expiration Time (such time, the “Offer Closing”), and payment of the Offer Price for such Shares will be made by the Depositary in accordance with the terms of the Purchase Agreement.

In addition, upon the Offer Closing, outstanding equity awards of Patheon were treated as follows:

•                  Each outstanding restricted stock unit in respect of Shares that is subject to only time-based vesting (each, a “Patheon RSU”) that was vested as of immediately prior to the Offer Closing or that was held by a non-employee director of Patheon (whether vested or unvested) and each outstanding restricted stock unit in respect of Shares that was subject, in whole or in part, to vesting based on the achievement of one or more performance goals (each, a “Patheon PSU”) (whether vested or unvested), was canceled and converted into the right to receive an amount in cash (without interest and subject to required withholding) equal to (x) the Offer Consideration multiplied by (y) the total number of Shares subject to such Patheon RSU or Patheon PSU, as applicable (which, in the case of Patheon PSUs, was determined based on achievement of actual performance conditions in accordance with the terms of the award).

•                  Each outstanding Patheon RSU that was unvested as of immediately prior to the Offer Closing and that was not held by a non-employee director of Patheon was, unless agreed otherwise between Purchaser and the holder of such Patheon RSU, canceled and converted into a restricted stock unit award, with substantially the same terms and conditions (including with respect to vesting) as were applicable to such Patheon RSU as of immediately prior to the Offer Closing, with respect to the number of shares of Purchaser common stock that is equal to (x) 0.1996919 (the “Exchange Ratio”) multiplied by (y) the total number of Shares subject to such Patheon RSU as of immediately prior to the Offer Closing.

•                  Each outstanding option to acquire Shares (each, a “Patheon Option”) that was vested as of immediately prior to the Offer Closing was canceled in exchange for an amount in cash (without interest and subject to required withholding) equal to (x) the excess, if any, of the Offer Consideration over the applicable per share exercise price of such Patheon Option multiplied by (y) the number of Shares subject to such Patheon Option.

•                  Each outstanding Patheon Option that was unvested as of immediately prior to the Offer Closing was, unless agreed otherwise between Purchaser and the holder of such Patheon Option, canceled and converted into a stock option award, with substantially the same terms and conditions (including with respect to vesting) as were applicable to such Patheon Option as of immediately prior to the Offer Closing, (i) with respect to a number of shares of Purchaser common stock that is equal to (x) the Exchange Ratio multiplied by (y) the total number of Shares subject to such Patheon Option as of immediately prior to the Closing and (ii) at an exercise price per share that is equal to (x) the exercise price per share of such Patheon Option divided by (y) the Exchange Ratio.

Pursuant to the Purchase Agreement, and in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Purchaser has commenced a subsequent offering period (the “Subsequent Offering Period”).  The Subsequent Offering Period will expire at 12:01 a.m., New York City time, on September 13, 2017.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase Agreement incorporated by reference as Exhibit 2.1 hereto.  A copy of the press release of Thermo Fisher announcing the Offer Closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Patheon requested that the New York Stock Exchange suspend trading of the Shares after the close of business on September 1, 2017 and Patheon filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act with the SEC on such date.  Patheon also intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC on or about September 11, 2017.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

As a result of the Offer Closing, Thermo Fisher acquired approximately 95.3% of Patheon and a change in control occurred.  The aggregate consideration paid in the Offer was approximately $7.2 billion, assuming the acquisition of all remaining outstanding Shares and including the assumption of debt, and was funded with cash from Thermo Fisher’s balance sheet and the proceeds of previously completed equity and debt offerings.  Refer to Section 2.01 of this Current Report on Form 8-K for a summary of the treatment of Patheon RSUs, Patheon PSUs and Patheon Options at the Offer Closing.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offer, pursuant to the terms of the Purchase Agreement, at the Offer Closing, James C. Mullen, Stephan Tanda, Charles I. Cogut, Gary Pisano, Philip Eykerman, Pamela Daley,

Hugh Welsh, Paul S. Levy, Daniel Agroskin and Hans Peter Hasler each resigned and ceased to be directors of Patheon and members of any committee of Patheon’s board of directors. These resignations were not a result of any disagreements between Patheon and the current directors on any matter relating to Patheon’s operations, policies or practices.  At the Offer Closing, Anthony H. Smith became the executive director of Patheon, Seth H. Hoogasian, Patrick M. Durbin, John Sos and Shiraz Ladiwala became non-executive directors of Patheon, and Jeffrey P. McMullen and William B. Hayes remained on Patheon’s board of directors as independent directors.  In addition, at the Offer Closing, all of the former officers of Patheon ceased to be officers.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Purchase Agreement, dated as of May 15, 2017, by and between Thermo Fisher Scientific Inc., Thermo Fisher (CN) Luxembourg S.à r.l. and Patheon N.V. (incorporated by reference to Exhibit (e)(1) to the Schedule 14D-9 filed by Patheon on May 31, 2017).

99.1	Press release issued by Thermo Fisher Scientific Inc., dated August 29, 2017 (incorporated by reference to Exhibit (a)(5)(K) to the Schedule 14D-9 filed by Patheon on May 31, 2017).

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase Agreement, dated as of May 15, 2017, by and between Thermo Fisher Scientific Inc., Thermo Fisher (CN) Luxembourg S.à r.l. and Patheon N.V. (incorporated by reference to Exhibit (e)(1) to the Schedule 14D-9 filed by Patheon on May 31, 2017).

99.1	Press release issued by Thermo Fisher Scientific Inc., dated August 29, 2017 (incorporated by reference to Exhibit (a)(5)(K) to the Schedule 14D-9 filed by Patheon on May 31, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patheon N.V.

By:	/s/ Anthony H. Smith
	Name:	Anthony H. Smith
	Title:	Executive Director

Date: September 5, 2017